Exhibit 4.21

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

Addendum No. 1

dated July 4th , 2013

WHEREAS, BRETON S.p.A. ("Supplier") and CAESARSTONE SDOT-YAM LTD. ("Buyer") had entered into a purchase agreement Nr. IS-110/12 dated of October 18, 2012 (the "Main Agreement"); and

WHEREAS, Buyer wishes to purchase from Supplier additional machinery as further described herein, and Supplier is willing to sell such machinery to Buyer; and

WHEREAS, the parties wish to apply the term and conditions of the Main Agreement on the additional machinery, with essential changes and subject to the terms and conditions of this Addendum;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties mutually agree as follows:

1.	General.

1.1.	Capitalized terms used but not defined herein shall have the meanings given to them in the Main Agreement.

1.2.	Except for the changes and additions stated herein, the terms and conditions of the Main Agreement shall apply, mutatis mutandis, on the Machinery (as defined below).

1.3.	In any case of a contradiction between the provisions of this Addendum and the provisions of the Main Agreement with respect to the Machinery, the provisions of this Addendum shall prevail.

1.4.
All terms included in this Addendum, including but not limited to the definitions herein, shall apply only to the Machinery as defined in Section 1.6.3 herein and shall not change or deem to change the terms of the Main Agreement with respect to the Bar Lev Plant, the USA Plant, the Tiles Cutting Line or the Biolenic Equipment (as defined in the Main Agreement).

1.5.	For the avoidance of doubt, the Main Agreement shall remain valid and binding between the parties, according to its terms.

1.6.	Definitions:

1.6.1.	The "Effective Date of this Addendum" – the first date written above.

1.6.2.	The "Guaranteed Performance Test Figures" – the performances figures guaranteed by the Supplier, as specified in section C of Exhibit I.

1.6.3.
    The "Machinery" – the machinery, control system and Services, as further detailed in Exhibit I herein, including without limitation all components therein and all related deliverables, and any and all documentation, technical manuals and instructions provided in connection thereto.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

1.6.4.
    The "Services" – all the related services with respect to the Machinery as specified in this Addendum and the Main Agreement, including without limitation, design services, installation, startup, testing, support, maintenance and training.

1.6.5.	The "Specifications" - all the technical specifications specified in sections A and B of Exhibit I of this Addendum.

2.	The Scope of Supply.

2.1.	Buyer shall purchase from Supplier and Supplier shall sell and provide Buyer the Machinery and the Services, in accordance with the terms and condition of this Addendum.

2.2.
Supplier obligates and warrants that the Machinery shall meet the Specification and the Guaranteed Performance Test Figures, commencing from the Completion of Cold Test, on a constant basis, without interruptions.

3.
Purchase Price and Payment Terms. As the sole and entire consideration for the purchase of the Machinery and the provision of the Services, including without limitation, the Warranty and all Supplier's undertakings under this Addendum, Buyer shall pay Supplier the amount of [***] ([***]) euro (the “Purchase Price”), in accordance with the payment terms set forth in Section 1 of Exhibit X of the Main Agreement.

4.	Schedule of Deliveries. Supplier shall meet the schedules set forth herein.

4.1.
The Machinery shall be ready for delivery by the Supplier to the entrusted Forwarding Agent by December 23, 2013 (Machinery and Equipment Delivery Date (FCA Breton). Reasonable time before the expected delivery date of the Machinery to the Forwarding Agent (if possible no less than one month before the said date) Supplier shall notify Buyer in writing that the Machinery is ready to be delivered, in order to allow the Buyer to make the necessary arrangements for the delivery.

4.2.	Completion of Cold Test: within two calendar weeks after the Machinery have reached the Site.

4.3.
Date of Plant Delivery Completion: within two calendar weeks following the completion of the above Cold Test; that is within February 14 2014 considering that all Machineries are available on Site within January 12, 2014.

4.4.	Notwithstanding Section 6.1(b) of the Main Agreement, Supplier shall provide the technical documentation within the following time frames:

4.4.1.
The Layouts specified in Sections 6.1(b)(1)-(2) will be delivered by Supplier to Buyer within 7 calendar days following the Effective Date of this Addendum.

The Layouts specified in Sections 6.1(b)(3)-(4) will be delivered by Supplier to Buyer within 30 calendar days following the Buyer’s approval of the general layout as per Section 6.1(b)(1).

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

4.4.2.
The spare parts catalog and a List of recommended spare parts which will include the prices of each spare part, will be delivered by Supplier to Buyer within 90 calendar days following the Effective Date of this Addendum. Supplier shall provide the spare parts catalog, in two hard copies, in English, and one copy on magnetic media.

4.4.3.	The Operation and maintenance handbooks of machines and equipment and relevant electric diagrams and spare parts will be supplied by the Supplier with the Machinery.

4.4.4.	No penalties, as per article 6.3 of the Main Agreement, will be applied to this supply for any delays on either delivery of equipment or “Completion of Cold Test” or “Plant Delivery Completion”.

5.	Tests.

5.1.
Supplier shall manage, operate and be responsible for the Installation and the Cold Tests, the Hot Start-up Test and the Performance Test (the "Tests") of the Machinery, for no additional consideration, in accordance with the terms and conditions herein and of the Main Agreement.

5.2.
During the Installation and the Cold Test one of Breton's electricians and one of Breton's technicians will be present at Buyer's premises to conduct the Installation and the Cold Test.

During the Hot Start-up Test and the Performance Test one of Breton's representatives will be present at Buyer's premises to conduct the Hot Start-up Test and the Performance Test.

5.3
Buyer shall also pay for the expenses during the above activities, as per article 4.1 (4)(a) –(d) in Exhibit “I” of the Main Agreement, against valid receipts and invoices which shall be provided to Buyer.

5.4
Buyer shall provide the services specified in articles 4.1(4)(e)–(f) in Exhibit “I” of the Main Agreement, but shall provide and pay for at least [***] mechanics, [***] skilled electricians and [***] general workers (and not [***] mechanics, [***] skilled electricians and [***] general workers, as with mentioned in the Main Agreement).

6.
All other terms and conditions with respect to the Machinery, such as Supplier General Warranty, Insurance, Training and liabilities and obligations of the parties, will be, mutatis mutandis, in accordance with the terms and conditions of the Main Agreement with respect to the Bar-Lev Plant.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date:

CAESARSTONE SDOT-YAM LTD. Name: Title:	BRETON S.P.A. Name:Crestani Giancarlo Title: Director

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

Exhibit I

Equipment list, Specifications and Guaranteed Performance Test Figures

A.	EQUIPMENT LIST

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Distinguishing features:
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*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

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*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

Protection barriers

❑	The machines composing the Group "E" must be bounded with protection barriers, in conformity with the regulations in force in the Country where the plant has to be installed.

❒	Breton machines comply with the "Essential safety and health requirements as for the design and construction of machines and safety components" provided by the 200/42/CE Directives.

Therefore, the machines come equipped with the following protections:

➢	metallic barriers, fixed to the ground, 140 or 200 cm in height;
➢	photoelectric barriers with safety photoelectric cells;
➢	access doors with key switches to stop the machines.

Moreover Breton machines comply with the instructions coming from the following directives:

EMC directive 89/336 CEE and its following amendment;

LVE directive 73/23 CEE and its following amendment;

Directive ATEX 94/9 CE

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

B.	SPECIFICATIONS

The above two polishing machines model [***] are able to process quartz-resin slabs with dimensions up to [***]x[***] cm and finished thickness from [***] mm up to [***] mm and to produce slabs with homogenous gloss.

The slabs surface in the entrance of the first above machine shall have:

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*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

C.	GUARANTEED PERFORMANCE TEST FIGURES

The Performance Test will be carried out to verify that the Machinery meet the Specifications set forth in this Section C of this Exhibit with the following performance figures (the "Guaranteed Performances Test Figures"):

1.	Test Tests - the Method of execution of the Performance

a) The verification of the production capacity of the polishing machines will be carried out in [***] days (in order to [***], as per the above table).

b) Each of the [***] Performance Tests (in order to [***], as per the above table) will last for [***] working hours.

c) At the beginning of each of the Performance Tests, the suitable tools must be already arranged and positioned; the finishing line must be already set and cleaned from any residues of the previous working day.

d) The calculation of time and slabs will start from the [***] slab coming out from the polishing machine.

e) The stop time due to reasons not attributable to SUPPLIER (i.e. tool change, lack of electric power..) will be deducted from total time.

2.
During the Performance Test the Machinery will serve the number of slabs set forth in the third table in Section A) of Exhibit IV of the Main Agreement, which are brought herein for sake of convenient and clarity:

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The above figures can be achieved with suitable [***]

The above figures are granted with a tolerance of [***]%.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ADDENDUM DATED July 4th 2013 TO PURCHASE AGREEMENT – BRETON – CAESARSTONE Nr. IS-110/12 dated October 18th 2012

Each Performance Tests shall be carried out on slabs having the same typology (size, kind of grits, colour ….), dimensions and thickness as prescribed in the above table.

The typology of slabs to be manufactured will be selected by Supplier among the one available in the Plant.

In any case during the Performance Tests the slabs will be manufactured using [***]mm.

CAESARSTONE SDOT-YAM LTD. Name: Yos Shiran Title: CEO	BRETON S.P.A. Name:Crestani Giancarlo Title: Director

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.